Exhibit 99.1

For Immediate Release

Kura Sushi USA Announces Appointment of

Kim Ellis to the Company’s Board of Directors

Irvine, CA. November 19, 2019 – Kura Sushi USA, Inc. (“Kura Sushi” or the “Company”), (NASDAQ: KRUS), a fast-growing technology-enabled Japanese restaurant concept, today announced that Kim Ellis has been appointed to serve as an independent member of the Board of Directors effective December 1, 2019. Ms. Ellis has also been appointed to the Compensation Committee and Audit Committee of the Board of Directors, and will be appointed as Chair of the soon-to-be formed Strategy and Development Committee. With the appointment of Ms. Ellis, the Kura Board of Directors increases from four to five members.

Hajime Uba, President, Chief Executive Officer and Chairman of Kura Sushi, stated, “We are delighted to announce the addition of a talented individual to our Board of Directors. Kim is a proven leader, with over 30 years of development experience leading the growth of various retail and restaurant companies. Her background, coupled with her vision for the industry will be an invaluable asset to our entire organization as we focus on bringing the “Kura Experience” to more guests in both new and existing markets.”

Ms. Ellis was recently named Chief Development Officer for Buff City Soap, which makes handcrafted soaps free from artificial detergents, surfactants, dyes and other harsh chemicals. In addition, Ms. Ellis co-founded and currently serves as Development Consultant at Artizen Advisors, a commercial retail advisory services company that works with private equity backed growth brands looking for new market feasibility, market penetration and asset management. Prior to Artizen, she was Chief Development Officer for the leading experiential indoor sky diving concept, iFLY, where she led the development growth strategy and successfully opened four locations. Before joining iFLY, Ms. Ellis served as Chief Development Officer for Piada Italian Street Food, and as Senior Vice President of Development at Regis Corporation, the world’s largest salon company. Prior to Regis, she was the Executive Vice President of Development for Panda Restaurant Group, Inc, where she led the company’s growth and development endeavors, and was instrumental in expanding the Panda Express brand by over 500 locations.

Ms. Ellis attended George Mason University as a business major and is an active Member of Board of Trustees of the International Council of Shopping Centers (ICSC).

About Kura Sushi USA, Inc.

Kura Sushi USA, Inc. is a technology-enabled Japanese restaurant concept with 23 locations in five states. The Company offers guests a distinctive dining experience built on authentic Japanese cuisine and an engaging revolving sushi service model. Kura Sushi USA, Inc. was established in 2008 as a subsidiary of Kura Sushi, Inc., a Japan-based revolving sushi chain with over 400 restaurants and 35 years of brand history. For more information, please visit www.kurasushi.com.

Forward-Looking Statements

Certain statements in this press release or otherwise made by our management in connection with the subject matter of this press release may include forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. These statements are not historical in nature and can generally be identified by such words as “target,” “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “continue,” “predict,” “potential,” “plan,” “anticipate” or the negative of these terms, and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include but are not limited to: our ability to successfully maintain increases in our comparable restaurant sales and AUVs; our ability to successfully execute our growth strategy and open new restaurants that are profitable; our ability to expand in existing and new markets; our projected growth in the number of our restaurants; macroeconomic conditions and other economic factors; our ability to compete with many other restaurants; our reliance on vendors, suppliers and distributors, including our parent company Kura Sushi, Inc.; concerns regarding food safety and foodborne illness; changes in consumer preferences and the level of acceptance of our restaurant concept in new markets; minimum wage increases and mandated employee benefits that could cause a significant increase in our labor costs; the failure of our automated equipment or information technology systems or the breach of our network security; the loss of key members of our management team; the impact of governmental laws and regulations; volatility in the price of our common stock; and other risks and uncertainties as described in our filings with the Securities and Exchange Commission (“SEC”). These and other factors that could cause results to differ materially from those described in any forward-looking statements contained in this press release can be found in the Company’s other filings with the SEC. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements, except as may be required by applicable law.

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Investor Relations Contact:

Alexis Tessier or Fitzhugh Taylor

(657) 333-4010

investor@kurausa.com